UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): May 31, 2022

Expion360 Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-262285	87-2701049
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2025 SW Deerhound Avenue
Redmond, OR	97756
(Address of principal executive offices)	(Zip Code)

(541) 797-6714

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.001 par value	XPON	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01	Other Events

Expion360 Inc. (the “Company”) entered into a non-binding letter of intent (the “Letter of Intent”) dated May 31, 2022, with a manufacturer of lithium battery production equipment (the “Equipment Manufacturer”) to negotiate definitive agreements for the Company’s purchase, and installation at the Company’s leased facilities in Redmond, Oregon, of equipment capable of manufacturing up to two-hundred and fifty thousand Type 26650 lithium battery cells per day. In addition to the purchase of the lithium battery manufacturing equipment, the Letter of Intent contemplates the Equipment Manufacturer licensing the intellectual property to the Company necessary to operate the lithium battery manufacturing equipment in exchange for certain royalty payments. The purchase, installation and operation of the lithium battery manufacturing equipment are subject to the negotiation of definitive agreements with the Equipment Manufacturer and other uncertainties, including those identified in the Risk Factors section of the Company’s prospectus dated March 31, 2022, as filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPION360 INC.

Date: June 9, 2022	By:	/s/ John Yozamp
John Yozamp
Chief Executive Officer